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                                                                  EXHIBIT 2.1(b)


                          LIST OF OMITTED SCHEDULES
                 TO THE AGREEMENT AND PLAN OF REORGANIZATION

Schedule 2.01(a)    Subsidiaries; Articles of Incorporation and Bylaws

Schedule 2.01(b)    Options and Warrants

Schedule 2.01(e)    Consents

Schedule 2.01(f)    Material Liabilities

Schedule 2.01(j)    Employee Benefit Plans

Scheudle 2.01(m)    Permitted Encumbrances

Schedule 2.01(n)    Material Contracts

Schedule 2.01(o)    Tax Matters

Schedule 4.01(d)    Adverse Change Matters